Exhibit 99.4

                    AGREEMENT TO BE BOUND BY DEUTSCHE TELEKOM

                 STOCKHOLDER AGREEMENT AND SIDE LETTER AGREEMENT

         The undersigned, TDSI Corporation, being the transferee from Telephone and Data Systems, Inc. ("TDS") of 35,570,493 shares of the common stock, par value $.001 per share, of VoiceStream Wireless Corporation, a Delaware corporation (the "Company"), as a condition to the receipt of such shares, acknowledges that matters pertaining to the voting, transfer and ownership of such shares is governed by the Stockholder Agreement dated as of July 23, 2000, between TDS and Deutsche Telekom AG ("DT") and the Side Letter Agreement dated as of July 23, 2000, between TDS and DT (collectively, the "Agreements"), and hereby (1) acknowledges receipt of a copy of the Agreements, and (2) agrees to be bound, to the same extent as TDS has heretofore been bound, by the terms of the Agreements, as the same have been or may be amended from time to time.

                  Agreed to this 27th day of December, 2000.

                                       TDSI CORPORATION


                                       By:      /s/ LeRoy T. Carlson, Jr.
                                                --------------------------------
                                                Name:    LeRoy T. Carlson, Jr.
                                                Title:   President


                  Address for notice:

                           TDSI Corporation
                           c/o Telephone and Data Systems, Inc.
                           30 North LaSalle, Suite 4000
                           Chicago, Illinois  60602
                           Attn:  Chairman
                           Telecopy No.:  312-630-9299

                  with a copy to:

                           Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois  60603
                           Attn:  Michael G. Hron, Esq.
                           Telecopy No.:  312-853-7036